Exhibit 99.1

Conference Call Wednesday, May 4, 2016 at 4:30 p.m. ET, Dial-In (877) 201-0168 (ID# 81001748)

XO Group Reports First Quarter 2016 Financial Results;

- Total revenue increased 9.4% in the first quarter

- Revenue excluding merchandise operations increased to 12.4% in the first quarter

- First quarter GAAP net income per diluted share was $0.12

- First quarter Non-GAAP net income per diluted share was $0.08

NEW YORK, May 4, 2016 - XO Group Inc. (the “Company”) (NYSE: XOXO, xogroupinc.com), the premier consumer internet and media company dedicated to guiding people through transformative life stages from getting married, moving in together, and having a baby, today reported financial results for the three months ended March 31, 2016.

Total revenue for the first quarter of 2016 was $35.7 million, up 9.4% compared to the same period in the prior year. Excluding revenue from the Merchandise operations, a business that was exited during the first quarter of 2015, first quarter revenue increased 12.4% compared to the prior year. Net income for the quarter was $3.0 million or $0.12 per diluted share compared to diluted earnings per share of $0.06 in the prior year quarter. Non-GAAP net income per diluted share for the quarter was $0.08 compared to $0.07 in the prior year quarter. The Company’s balance sheet at March 31, 2016 reflects cash and cash equivalents of $92.2 million compared to $88.5 million at December 31, 2015.

"This quarter we delivered solid results, implemented key operational systems and made significant progress in our transactional initiatives," said Mike Steib, Chief Executive Officer.

Long-Term Financial Targets

The Company is reiterating its long-term financial targets of double digit revenue growth rates and gross margins of approximately 90-95%, yielding adjusted EBITDA margins of at least 20%.

XO GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net revenue:
National online advertising	$8,658	$7,999
Local online advertising	18,179	15,917
Online advertising	26,837	23,916
Transactions	4,204	2,294
Merchandise	—	878
Publishing and other	4,628	5,514
Total net revenue	35,669	32,602
Cost of revenue:
Online advertising	500	354
Merchandise	—	881
Publishing and other	1,110	1,420
Total cost of revenue	1,610	2,655
Gross profit	34,059	29,947
Operating expenses:
Product and content development	10,960	9,554
Sales and marketing	11,714	10,622
General and administrative	6,197	6,090
Depreciation and amortization	1,594	1,245
Total operating expenses	30,465	27,511
Income from operations	3,594	2,436
Loss in equity interests	(144)	(6)
Interest and other expense, net	(1)	(23)
Income before income taxes	3,449	2,407
Income tax expense	424	962
Net income	$3,025	$1,445

Net income per share:
Basic	$0.12	$0.06
Diluted	$0.12	$0.06
Weighted average number of shares used in calculating net earnings per share:
Basic	25,263	25,174
Diluted	25,599	25,624

XO GROUP INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$92,198	$88,509
Accounts receivable, net	17,598	20,475
Prepaid expenses and other current assets	5,653	5,341
Total current assets	115,449	114,325
Long-term restricted cash	2,598	2,598
Property and equipment, net	12,588	13,251
Intangibles assets, net	4,596	4,817
Goodwill	47,396	47,396
Deferred tax assets, net	11,234	11,578
Investments	2,574	2,719
Other assets	50	57
Total assets	$196,485	$196,741
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,350	$12,163
Deferred revenue	17,808	18,640
Total current liabilities	27,158	30,803
Deferred rent	4,321	4,486
Other liabilities	1,987	1,985
Total liabilities	33,466	37,274
Commitments and contingencies
Stockholders’ equity:	—	—
Preferred stock	266	264
Common stock	174,089	173,564
Additional paid-in-capital	(11,336)	(14,361)
Accumulated deficit	163,019	159,467
Total stockholders’ equity	$196,485	$196,741
Total liabilities and stockholders’ equity

XO GROUP INC.

NON-GAAP TABLE

For the Quarters Ended March 31, 2016 and 2015

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

	Three Months Ended March 31, 2016				Three Months Ended March 31, 2015
	GAAP Actual	Adjustments		Non GAAP	GAAP Actual	Adjustments		Non GAAP

Net revenue	$35,669	$—		$35,669	$32,602	$—		$32,602
Cost of revenue	1,610	—		1,610	2,655	—		2,655
Operating expenses
Product and content development	10,960	—		10,960	9,554	(11)	(a)	9,543
Sales and marketing	11,714	—		11,714	10,622	(265)	(a)	10,357
General and administrative	6,197	—		6,197	6,090	(158)	(a)	5,932
Depreciation and amortization	1,594	—		1,594	1,245	—		1,245
Total operating expenses	30,465	—		30,465	27,511	(434)		27,077

Income from operations	3,594	—		3,594	2,436	434		2,870

Interest and other expense, net	(1)	—		(1)	(23)	—		(23
Loss in equity interest	(144)	—		(144)	(6)	—		(6
Income tax expense	424	956	(b)	1,380	962	173	(b)	1,135
Net income	$3,025	$(956)		$2,069	$1,445	$261		$1,706
Net income per share - diluted	$0.12	$(0.04)		$0.08	$0.06	$0.01		$0.07
Weighted average number of shares outstanding - diluted	25,599			25,599	25,624			25,624

	Non-GAAP Adjusted EBITDA Reconciliation
	Three Months Ended March 31, 2016				Three Months Ended March 31, 2015
	GAAP Actual	Adjustments	Non GAAP		GAAP Actual	Adjustments		Non GAAP
Income from operations	$3,594	$—	$3,594		$2,436	$434	(a)	2,870
Depreciation and amortization	1,594	—	1,594	(c)	1,245	—		1,245	(c)
Stock based compensation	1,656	—	1,656	(d)	1,480	—		1,480	(d)
Adjusted EBITDA	$6,844	$—	$6,844		$5,161	$434		5,595

	Free Cash Flow Reconciliation
	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Net cash provided by operating activities	$5,543	$884
Less: capital expenditures	(722)	(1,235)
Free cash flow	$4,821	$(351)

(a)	Costs impacting comparability included in operating expenses in the condensed consolidated statements of operations for the three months ended March 31, 2015 included costs related to the closure of our merchandise operations in Redding, CA.
(b)	Adjusted income tax expense was calculated using an effective tax rate of 40.0% for the three months ended March 31, 2016 and 2015. The effective tax rate for the three months ended March 31, 2016 excludes discrete items, including a one-time tax benefit associated with the resolution of an uncertain tax position for a former subsidiary in the 2016 period.
(c)	To eliminate depreciation and amortization expense.
(d)	To eliminate stock-based compensation expense.

XO GROUP INC.

SUPPLEMENTAL DATA TABLES (UNAUDITED)

(Unaudited)

TheKnot.com Local Online Advertising Metrics	Q1 2016	Q1 2015
Vendor Count(a)	24,356	23,339
Retention Rate(a);(b)	71.0%	78.9%
Avg. Revenue/Vendor(a)	$2,696	$2,519

(a)	Calculated on a trailing twelve-month basis.
(b)	Previously disclosed as churn rate. Retention rate calculated as one less churn rate.

Stock Based Compensation

The Company included total stock-based compensation expense related to all its stock awards in various operating expense categories for the three months ended March 31, 2016 and 2015, as follows:

	Three Months Ended March 31,
	2016	2015
	(In Thousands)
Product and content development	$405	$584
Sales and marketing	411	370
General and administrative	840	526
Total stock-based compensation	$1,656	$1,480

Conference Call and Replay Information

XO Group Inc. will host a conference call with investors at 4:30 p.m. ET on Wednesday May 4, 2016, to discuss its first quarter 2016 financial results. Participants should dial (877) 201-0168 and use Conference ID# 81001748 at least 10 minutes before the call is scheduled to begin. Participants can also access the live broadcast over the internet on the Investor Relations section of the Company's website, accessible at http://ir.xogroupinc.com. To access the webcast, participants should visit XO Group's website at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

A replay of the webcast will also be archived on the Company's website approximately two hours after the conference call ends.

About XO Group Inc.

XO Group Inc.’s (NYSE: XOXO; xogroupinc.com) mission is to help people navigate and enjoy life's biggest moments, together. Our family of multi-platform brands guide people through transformative lifestages, from getting married to moving in together and having a baby. Our brands include The Knot, the number one wedding planning resource, The Bump, a leading pregnancy and parenting brand, and The Nest, the hip guide to all things home for new couples. The Company is publicly listed on the New York Stock Exchange (NYSE: XOXO) and is headquartered in New York City.

Forward Looking Statements

This release may contain projections or other forward-looking statements regarding future events or our future financial performance or estimates regarding third parties. These statements are only estimates or predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the estimates, projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our operating results may fluctuate, are difficult to predict and could fall below expectations, (ii) our transactions business is dependent on third party participants, whose lack of performance could adversely affect our results of operations, (iii) our ongoing investment in new businesses and new products, services, and technologies is inherently risky, and could disrupt our ongoing business and/or fail to generate the results we are expecting, (iv) we may be unable to develop solutions that generate revenue from advertising and other services delivered to mobile phones and wireless devices, (v) our businesses could be negatively affected by changes in Internet search engine algorithms, (vi) intense competition in our markets may adversely affect revenue and results of operations, (vii) we may be subject to legal liability associated with providing online services or content, (viii) fraudulent or unlawful activities on our marketplace could harm our business and consumer confidence in our marketplace, (ix) we are subject to payments-related risks, (x) we cannot assure you that our publications will be profitable, and (xi) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP” or “U.S. GAAP”), including adjusted EBITDA, adjusted net income, adjusted net income per diluted share and free cash flow. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Management defines its non-GAAP financial measures as follows:

•	Adjusted EBITDA represents GAAP income from operations adjusted to exclude, if applicable: (1) depreciation and amortization, (2) stock-based compensation expense, (3) asset impairment charges, and (4) other items affecting comparability during the period.

•	Adjusted net income represents GAAP net income (loss), adjusted for items that impact comparability for incremental or unusual costs incurred in the current period, which may include: (1) asset impairment charges, (2) executive separation and other severance charges, (3) non-recurring foreign taxes, interest and penalties and (4) costs related to exit activities.

•	Adjusted net income per diluted share represents adjusted net income (as defined above), divided by the diluted weighted-average number of shares outstanding for the period.

•	Free cash flow represents GAAP net cash provided by operations, less capital expenditures.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. However, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted share and free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to net income (loss) and net income (loss) per diluted share and net cash provided by operating activities as indicators of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures is included in this press release.

Contact:

Ivan Marmolejos

Director, Investor Relations

(212) 219-8555 x1004

IR@xogrp.com